SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 13, 2006


                              POSSIS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


      Minnesota                            0-944                41-0783184
(State or other jurisdiction            (Commission            (IRS Employer
    or incorporation)                   File Number)         Identification No.)


                         9055 Evergreen Boulevard, N.W.
                            Minneapolis, Minnesota              55433-8003
                   (Address of principal executive offices)     (Zip code)

       Registrant's telephone number, including area code: (763)-780-4555

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry Material Definitive Agreement

         On December 13, 2006, but effective December 23, 2006, the Board of Directors of the Possis Medical, Inc. (the Company") amended the Rights Agreement dated December 12, 1996 (the "Rights Agreement") between the Company and Wells Fargo Bank, N.A (fka Norwest Bank Minneapolis, N.A.). The Board of Directors adopted an Amended and Restated Rights Agreement that (1) extends the Rights Agreement through December 23, 2016, (2) increases the threshold percentage by an acquiring person at which the rights issued under the plan would become exercisable to 20% of the outstanding shares, (3) reduces the purchase price of the rights to $75.00 per share, and (4) eliminates provisions that would have prohibited amendments to the Rights Agreement and redemption of the rights issued thereunder without a vote of the Continuing Directors (as defined) after a Distribution Date, but instead allows such amendments and redemptions upon a vote of the board of directors.

Item 3.03       Material Modification to  Rights of Security Holders

         On December 13, 2006, but effective December 23, 2006, the Board of Directors of the Company amended the Rights Agreement governing its Shareholder Rights Plan as set forth in Item 1.01 of this Form 8-K.

Item 7.01       Regulation FD Disclosure

         On December 19, 2006, the Company issued a press release announcing extension of its stock repurchase program, under which it may apply up to $15 million to repurchase its common stock, through December 31, 2008, and announcing the amendments to its Rights Agreement.

Item 9.01       Financial Statements and Exhibits

99.1    Press Release dated December 19, 2006


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:  POSSIS MEDICAL, INC.

Date:  December 19, 2006

By:     /s/ Irving R. Colacci
        ------------------------------------------------------------------------
        Irving R. Colacci
        Vice President, Legal Affairs & Human Resources,
        General Counsel and Secretary

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